EXHIBIT 23(b)

        	      PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
              		  FOR FISCAL YEAR ENDED DECEMBER 31, 1996


               		    CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in the registration statement of Peoples Bancorp Inc. on Form S-8 of our report dated January 26, 1995, on our audit of the consolidated financial statements of Peoples Bancorp Inc. for the year ended
December 31, 1994, which report is included in this Annual
Report on Form 10-K.


                          				  /s/  COOPERS & LYBRAND L.L.P.
                          				  Coopers & Lybrand L.L.P.


Columbus, Ohio
March 24, 1997